UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2013

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7700 France Ave. S., Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Merger Agreement

On August 27, 2013, Analysts International Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American CyberSystems, Inc. (“Parent”) and ACS Merger Corp., a wholly owned subsidiary of Parent (“Merger Sub”), for the acquisition of the Company by Merger Sub.  Pursuant to the terms of the Merger Agreement, Merger Sub will acquire all of the issued and outstanding shares of the Company’s common stock for $6.45 per share (the “Offer Price”), or approximately $35 million in the aggregate, through a cash tender offer followed by a merger.

Following either the consummation of the tender offer or Parent’s election to convert the transaction to a one-step merger in accordance with the Merger Agreement, Merger Sub will merge with and into the Company and the Company will become a wholly owned subsidiary of Parent (the “Merger”).  In the Merger, the remaining shareholders of the Company will be entitled to receive, in cash, $6.45 per share of the Company’s common stock held by such shareholders.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement. The Company’s covenants include those relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger; restrictions on soliciting proposals for alternative transactions; public disclosures; and other matters. The Merger Agreement contains certain termination rights of Parent and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $1.0 million.

The Company’s Board of Directors (the “Board”), acting upon the unanimous recommendation of a special committee composed entirely of non-employee directors, has unanimously approved the Merger Agreement and unanimously recommends that the shareholders of the Company tender their shares of Company common stock in the tender offer.  The closing of the tender offer is conditioned on, among other things, the tender of at least 60 percent of the outstanding shares of the Company’s common stock on a fully diluted basis, receipt of funding of Parent’s financing commitments, the absence of a material adverse effect on the Company, and other customary closing conditions. Depending on the number of shares held by Merger Sub after its acceptance of the shares properly tendered in connection with the tender offer, the Company’s shareholders that remain after the completion of the tender offer, including Merger Sub, may be required to approve the Merger.  If the Merger Agreement is terminated under specified circumstances and all conditions to closing, other than Parent’s receipt of funding, are then capable of being satisfied, Parent will be required to pay the Company a termination fee of $1.0 million.

Subject to the terms and conditions of the Merger Agreement, the Company has granted Merger Sub an option that is irrevocable during the term of the Merger Agreement (the “Top-Up Option”) to purchase an aggregate number of newly-issued shares that, at the time of such exercise, constitutes one share more than 90% of the number of fully-diluted shares of the Company’s common stock but not less than one share more than 90% of the number of shares of the Company’s common stock then outstanding (after giving effect to the issuance of the shares of common stock acquired upon exercise of the Top-Up Option), subject to authorized shares being available for issuance. The Top-Up Option is exercisable only after shares have been purchased pursuant to the tender offer. The consideration for each share of Company common stock acquired upon exercise of the Top-Up Option will be $6.45 per share and will be paid, at Merger Sub’s election, (i) entirely in cash, (ii) by delivering to the Company Merger Sub’s unsecured, non-negotiable, non-transferable promissory note in the principal amount of such purchase price, or (iii) a combination of cash and a promissory note.

The Merger Agreement provides that the Board will terminate the 1996 Stock Option Plan for Non-Employee Directors, the 1999 Stock Option Plan, the 2000 Non-Qualified Stock Option Plan, the 2004 Equity Incentive Plan, and the 2009 Equity Incentive Plan as of the date and time the Merger becomes effective pursuant to the Merger Agreement (the “Effective Time”).

The Merger Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company, Parent or Merger Sub in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosure schedules provided by the Company to Parent in connection with the execution of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement have been made for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Merger Sub. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Retention/Transaction Bonus Agreements

The Company entered into Retention/Transaction Bonus Agreements with each of Brittany McKinney and Lynn Blake on August 27, 2013 (each, a “Retention Agreement”), to continue each of their employment with the Company during the transaction.  Each Retention Agreement provides a bonus payment that will be calculated pursuant to a formula based on the Offer Price, which is payable if (i) Ms. McKinney or Ms. Blake, as applicable, remains employed by the Company during the entire period beginning on August 27, 2013 and ending upon the closing of the Merger and (ii) the Merger is consummated (the “Conditions”).  If the Conditions are satisfied, based on an Offer Price of $6.45, Ms. McKinney would receive a bonus of $149,800 and Ms. Blake would receive a bonus of $74,900.

Amendment to Change in Control Severance Pay Plan

In connection with the execution of the Merger Agreement, the Company entered into an Amendment (the “Amendment”) to the Company’s Change in Control Severance Pay Plan (the “Plan”), effective as of August 27, 2013.  Ms. McKinney and Ms. Blake, in addition to other participants that are eligible to receive benefits pursuant to the Plan, are participants in the Plan (collectively, the “Eligible Participants”).  The Amendment eliminates the automatic release of Eligible Participants from all non-competition agreements (or non-competition provisions within other agreements) with the Company after such Eligible Participant’s termination of employment with the Company in connection with a Change in Control.

Amendment to Amended and Restated Rights Plan

In connection with the execution of the Merger Agreement, the Company and Wells Fargo Bank, N.A. (the “Rights Agent”), entered into Amendment No. 2 to Rights Agreement, dated as of August 27, 2013 (the “Rights Plan Amendment”), to the Amended and Restated Rights Agreement dated as of February 27, 2008 (the “Rights Agreement”), between the Company and the Rights Agent.

The Rights Plan Amendment (i) renders the rights issued pursuant to the Rights Agreement inapplicable to the Merger Agreement, the Offer, the Merger and the transactions contemplated by the Merger Agreement (the “Transactions”); and (ii) ensures that (A) none of Parent, Merger Sub or any other direct or indirect subsidiary of Parent is or shall become an Acquiring Person (as defined in the Rights Agreement) solely as a result of the execution and delivery of the Merger Agreement or the consummation of the Offer, the Merger or any other Transaction; (B) no Distribution Date (as defined in the Rights Agreement) or Shares Acquisition Date (as defined in the Rights Agreement) will occur, and that no holder of any rights issued under the Rights Agreement will be permitted to exercise any of such rights or to receive a Right Certificate (as defined in the Rights Agreement), solely by reason of the execution and delivery of the Merger Agreement or the consummation of the Offer, the Merger or any of the Transactions; and (C) the Final Expiration Date (as defined in the Rights Agreement) will occur immediately prior to the Effective Time.

In addition to the Rights Agreement, the Company is a party to Credit and Security Agreement (the “Credit Facility”), as amended, with Wells Fargo.  As of August 27, 2013, the Company did not have any amount outstanding under the Credit Facility.

The foregoing descriptions of each of the Merger Agreement, Retention Agreements, the Amendment and the Rights Plan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached hereto as Exhibits 2.1, 4.1, 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 3.03.           Material Modification of Rights of Security Holders.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 8.01.           Other Events.

On August 28, 2013, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Note to Security Holders

The tender offer for the outstanding shares of the Company’s common stock described in this Form 8-K has not yet commenced.  This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities.  The solicitation and the offer to buy shares of the Company’s common stock will be made pursuant to an offer to purchase and other related materials that Merger Sub and Parent expect to file with the SEC.  At the time the tender offer is commenced, Merger Sub and Parent will file a tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal, and other tender offer documents) with the SEC, and the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.  Shareholders of the Company are strongly advised to read the tender offer statement (including an offer to purchase, a related letter of transmittal, and other tender offer documents) and the related solicitation/recommendation statement when they become available because they will contain important information that the Company’s shareholders should consider before making any decision regarding tendering their shares.  These materials (and all other materials filed by the Company with the SEC) will be available to all shareholders of the Company at no expense to them on the SEC’s website at www.sec.gov.  Free copies of the tender offer statement and related materials and the solicitation/recommendation statement, when available, may be obtained from the information agent for the tender offer or from the “Investor Relations” section of the Company’s website at www.analysts.com.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those described. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue,” or comparable terminology, are intended to identify forward-looking statements.  Forward-looking statements in this Form 8-K include statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; and any statements of assumptions underlying any of the foregoing. All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties. Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include: risks and uncertainties associated with the tender offer, including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of the Company’s shareholders will tender their shares in the offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements are discussed in the Company’s filings with the SEC, including in its periodic reports filed on Form 10-K and Form 10-Q with the SEC. Such factors include (i) the risk that management may not fully or successfully implement its business plan or maintain profitability in the future; (ii) the risk that the Company will not be able to realize the benefits of its investments or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of the Company’s largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in the Company’s filings with the SEC. Copies of the Company’s filings with the SEC may be obtained at the “Investor Relations” section of the Company’s website at www.analysts.com. The forward-looking statements made in this Form 8-K are made only as of the date of this release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated August 27, 2013, by and among the Company, American CyberSystems, Inc. and ACS Merger Corp.*

4.1	Amendment No. 2 to Amended and Restated Rights Agreement, dated August 27, 2013, by and between the Company and Wells Fargo Bank, N.A.

10.1	Retention/Transaction Bonus Agreement, dated August 27, 2013, by and between the Company and Brittany B. McKinney.

10.2	Retention/Transaction Bonus Agreement, dated August 27, 2013, by and between the Company and Lynn L. Blake.

10.3	Amendment to Change in Control Severance Pay Plan, dated August 27, 2013.

99.1	Press Release, dated August 28, 2013.

*                 Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Analysts International Corporation
Date: August 28, 2013	/s/ Lynn L. Blake
Lynn L. Blake
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated August 27, 2013, by and among the Company, American CyberSystems, Inc. and ACS Merger Corp.*	Filed Electronically

4.1	Amendment No. 2 to Amended and Restated Rights Agreement, dated August 27, 2013, by and between the Company and Wells Fargo Bank, N.A.	Filed Electronically

10.1	Retention/Transaction Bonus Agreement, dated August 27, 2013, by and between the Company and Brittany B. McKinney.	Filed Electronically

10.2	Retention/Transaction Bonus Agreement, dated August 27, 2013, by and between the Company and Lynn L. Blake.	Filed Electronically

10.3	Amendment to Change in Control Severance Pay Plan, dated August 27, 2013.	Filed Electronically

99.1	Press Release, dated August 28, 2013.	Furnished Electronically

*                 Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of such schedules, or any section thereof, to the SEC upon request.